EXHIBIT 10.1

AGREEMENT NOT TO COMPETE

THIS AGREEMENT NOT TO COMPETE (this “Agreement”) is made as of the 12th day of July, 2012 by and between Tegal Corporation, a Delaware corporation (the “Company”), and Jay M. Tenenbaum, the founder, Chairman of the Board of Directors and a significant stockholder of CollabRx, Inc., a Delaware corporation (“CollabRx”), and an individual resident in the State of California (“Restricted Party”).  This Agreement shall become effective concurrently with the Effective Time (as such term is defined in the Merger Agreement (as defined below)).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Company is acquiring CollabRx pursuant to an Agreement and Plan of Merger, dated June 29, 2012 (the “Merger Agreement”), by and among the Company, CLBR Acquisition Corp., CollabRx and CommerceNet, as Stockholders’ Representative;

WHEREAS, the transactions contemplated by the Merger Agreement are referred to herein as the “Transactions”;

WHEREAS, Restricted Party has obtained extensive and valuable knowledge, technical expertise and confidential information concerning CollabRx’s business utilizing an expert-based content aggregation strategy to create and distribute (through web-based or mobile applications or other means) high-value medical information (including, without limitation, information relating to diagnostic tests, clinical trials, drugs and other therapies that may be correlated to genetic profiles, individually or by population) to patients, physicians and researchers for the purpose of assisting decision-making or planning therapies to treat diseases (the “Business”); in particular such business that aggregates and publishes by any means, including through web-based or mobile applications, any peer-reviewed and expert-curated data gathered from published and/or unpublished sources relating to diagnostic tests, clinical trials, drugs and other therapies and correlates those to genetic profiles, individually or by population; and

WHEREAS, this Agreement is a material inducement to the Company’s entering into the Merger Agreement, and the Company has relied upon this Agreement in acquiring CollabRx.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Agreement Not to Compete. During the Noncompetition Period (as defined below), Restricted Party shall not in any manner, directly or indirectly, including through entities controlled by Restricted Party, within the Territory (as defined below), (i) engage or participate in the Business or perform services for third parties which are competitive with the Business (“Competitive Services”) or (ii) own or operate any business which engages or participates in the Business or which performs Competitive Services. Restricted Party shall be deemed to be engaged in the Business or performing Competitive Services if Restricted Party shall engage in such business or perform such services directly or indirectly, whether for Restricted Party’s own account or for that of another person, firm or corporation, or whether as stockholder, principal, partner, member, agent, investor, proprietor, director, officer, employee or consultant or in any other capacity. For the purposes of this Agreement, (a) the term “Territory” shall be each and every country, province, state, city, or other political subdivision of the world in which CollabRx or any of its subsidiaries or affiliates is currently engaged, or currently plans to engage in the Business and (b) the term “Noncompetition Period” shall mean the period from the Effective Time (as defined in the Merger Agreement) until the third anniversary of the Effective Time. Notwithstanding the foregoing provisions of this Section 1, the prohibitions set forth in this Section 1 shall not be deemed to prevent Restricted Party from owning 2% or less of any class of equity securities of an entity that has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended.

The Company further acknowledges and agrees that notwithstanding the foregoing provisions of this Section 1, the prohibitions set forth in this Section 1 shall not be deemed to prevent Restricted Party from performing duties as founder, Chairman, principal, partner, member, agent, director, officer, employee or consultant or in any other capacity for “Cancer Commons (“CC”), a non-profit organization chartered to dramatically improve outcomes for cancer patients.  The Company acknowledges that CC’s primary activities include, but are not limited to:

a. operating a rapid learning community, a type of social network linking cancer scientists, physicians, and their patients through discussion and refinement of consensus knowledge. CC uses this structured cooperative discussion process to focus research on unmet patient needs and to improve patient outcomes;

b. fostering the collection and use of patient data obtained from medical records, case reports, and patient self-reporting to be analyzed and reviewed by the community to refine the collective knowledge; and

c. operating a pre-competitive industry alliance of cancer centers, pharma/biotechs, laboratories, and others involved in cancer research and care to share data, knowledge and services.

2.          Remedies.  The necessity of protection against the competition of Restricted Party and the nature and scope of such protection has been carefully considered and agreed upon by the parties hereto.  Restricted Party acknowledges that the nature of the Business is highly competitive, that one of the most valuable assets of CollabRx is its goodwill in the marketplace and among its customers, which Restricted Party helped to develop and maintain in the course of Restricted Party’s service to CollabRx, and that the Company, in entering into the Merger Agreement and acquiring CollabRx, has relied on Restricted Party’s willingness to restrict his ability to compete with the Company in the conduct of the Business.  Restricted Party and the Company hereby agree and acknowledge that the duration, scope and geographic area  applicable to  the  restrictions set  forth  in  this  Agreement are  fair,  reasonable and necessary and include the area in which the goodwill of the Business had been developed by Restricted Party.  Restricted Party acknowledges that the consideration provided for in Section 3 is sufficient and adequate to compensate Restricted Party for agreeing to the restrictions contained in this Agreement and that such restrictions will not cause Restricted Party undue hardship.  If, however, any court or arbitrator of competent jurisdiction determines that the foregoing restrictions are unreasonable and for that reason unenforceable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable.   Restricted Party and the Company agree that a monetary remedy for a breach of this Agreement will be inadequate and will be impracticable and extremely difficult to prove, and further agree that such a breach would cause the Company irreparable harm, and that the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.  Restricted Party agrees that the Company shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith.   Any such requirement of bond or undertaking is hereby waived by Restricted Party, and Restricted Party acknowledges that in the absence of such a waiver, a bond or undertaking may be required by the court. If any provision of this Agreement is invalid in part, it shall be curtailed, both as to time and location, to the extent required for its validity under applicable law and as so curtailed shall be enforceable.

3.          Consideration. As consideration for Restricted Party’s covenants set forth in Section 1 of this Agreement, the Company has entered into the Merger Agreement, and would not have done so but for the agreement of Restricted Party to enter into this Agreement.

4.          Notices.  Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the person or to an officer of the person to whom the same is directed, or sent by registered or certified United States mail return receipt requested, or by nationally recognized overnight delivery service, addressed as follows:  if to the Company, to the Company’s principal office address located at 140 2nd Street, Suite 318, Petaluma, CA 94952, Attention:  Thomas R. Mika or to such other address as may be specified from time to time by notice by the Company; and if to Restricted Party, to Restricted Party’s address as set forth on the signature page to this Agreement, or to such other address as may be specified from time to time by notice by Restricted Party.  Any such notice shall be deemed to be delivered, given and received for all purposes (i) as of the date and time of actual receipt, in the case of notices delivered personally, (ii) one business day after deposit with a nationally recognized overnight delivery service or (iii) five days after deposit in registered or certified United States mail return receipt requested, as applicable.

5.          Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

6.          Headings.  The section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”  Any agreement, instrument or statute defined or referred to herein, or in any agreement or instrument that is referred to herein, means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

7.          Entire Understanding.  This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

8.          Amendments.   This Agreement may not be modified or changed except by written instrument signed by each of the parties hereto.

9.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its rules of conflict of laws

10.         Cooperation.  Each party hereto shall cooperate with the other party and shall take such further action and shall execute and deliver such further documents as may be necessary or desirable in order to carry out the provisions and purposes of this Agreement.

11.        Waiver.  Restricted Party or the Company may, by written notice to the other: (i) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; (ii) waive compliance with any of the covenants of the  other  party  contained in  this  Agreement; or  (iii)  waive  or  modify  performance of  any  of  the obligations of the other party. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action, possessing such knowledge or performing such investigation of compliance with the representations, warranties, covenants and agreements contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be constituted as a waiver of any subsequent breach.  The failure of any party to insist, in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or any such term, covenant or condition.

12.        Negotiation of Agreement.  Each of the parties hereto acknowledges that it has been represented by independent counsel of its choice, or has had the opportunity to be represented by independent counsel of its own choosing, and to that extent, if any, that it desired, each party hereto availed itself of this right and opportunity throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the consent and upon the advice of said independent counsel.  Each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation.  Accordingly, any rule of law, or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it, is of no application and is hereby expressly waived.   The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

13.        Parties in Interest; Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of law or otherwise) without the prior written consent of the other party and any attempt to make any such assignment without such consent shall be null and void; provided, however, that the Company may assign this Agreement to a successor of all or substantially all the assets of the Company. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

14.        Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect by any court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

15.        Full Understanding.   Restricted Party represents and agrees that Restricted Party fully understands Restricted Party’s right to discuss all aspects of this Agreement with Restricted Party’s private attorney and certified public accountant, and that to the extent, if any, that Restricted Party desired, Restricted Party availed himself of this right.  Restricted Party further represents that he has carefully read and fully understands all of the provisions of this Agreement, that Restricted Party is competent to execute this Agreement, that Restricted Party’s agreement to execute and deliver this Agreement has not been obtained by any duress and that Restricted Party freely and voluntarily enters into it, and that Restricted Party has read this Agreement in its entirety and fully understands the meaning, intent and consequences of this Agreement.

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IN WITNESS WHEREOF, the pm1ies hereto have executed this Agreement Not to Compete as of the date first written above.

RESTRICTED PARTY:

/s/ Jay M. Tenenbaum
Name: Jay M. Tenenbaum
Adress:

TEGAL CORPORATION

By	/s/ Thomas R. Mika
Name: Thomas R. Mika
Title: President and Chief Executive Officer